EXHIBIT 99.3

 PNM RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with the historical consolidated financial statements and related notes of PNM Resources, Inc. ("PNMR" or the "Company"), and TNP Enterprises, Inc. ("TNP").  PNMR completed the acquisition of TNP on June 6, 2005.

The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2005 and the year ended December 31, 2004, give effect to:

  the acquisition of TNP by PNMR for approximately $87.6 million in cash and 4,326,336 shares of PNMR common stock based on a price of $20.20 per PNMR common share;

  the repayment in full on June 6, 2005 of all amounts due under the TNP's $112.5 million Amended and Restated Credit Agreement dated as of August 28, 2003 among TNP, Canadian Imperial Bank of Commerce and the several lenders thereunder (the "TNP Credit Agreement");

  the redemption on July 6, 2005 of (a) TNP's 14 1/2 % Senior Redeemable Preferred Stock, Series C, (b) TNP's 14 1/2 % Senior Redeemable Preferred Stock, Series D (collectively, "Preferred Stock"), and (c) TNP's 10.25% Senior Subordinated Notes due 2010, Series B ("Senior Notes"); and

  PNMR's financing of the cash portion of the acquisition, including anticipated acquisition costs.

The unaudited pro forma condensed combined statements of income assume that PNMR's acquisition of TNP was consummated on January 1, 2004.

The unaudited pro forma condensed combined balance sheet presents the combined financial position of PNMR and TNP as if PNMR's acquisition of TNP was consummated on March 31, 2005, and gives effect to the acquisition of TNP and the estimated incremental debt necessary to complete the financing of the acquisition of TNP.

The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by PNMR's management.  The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated financial position or consolidated results that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the consolidated financial position at any future date or the combined financial results of PNMR and TNP for any future period.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2005
(Unaudited)

	PNMR	TNP	Pro Forma		PNMR As
	Historical	Historical	Adjustments		Adjusted
	(Note 1)	(Note 2)	(Note 4)		For TNP
	(In thousands, except per share amounts)
ASSETS
Net utility plant	$2,340,163	$ 576,468	$ -		$2,916,631
Other property and investments	434,560	-	-		434,560

Current assets:
Cash and cash equivalents	328,779	157,050	(110,969)	a	19,689
			(113,749)	b
			98,820	c
			(121,422)	d
			(218,820)	f
Accounts receivable, net of allowance	170,372	55,280	(4,043)	e	262,719
Inventories, other receivables and current assets	146,025	13,408	-		118,323
Total current assets	645,176	225,738	(470,183)		400,731

Deferred charges and other assets:
Goodwill and other intangible assets	-	270,256	272,589	d	542,845
Regulatory assets and recoverable stranded costs	214,214	138,307	(5,361)	d	347,160
Other assets and other deferred charges	142,357	46,131	(186)	d	189,482
			1,180	c
Total deferred charges	356,571	454,694	268,222		1,079,487
	$3,776,470	$1,256,900	$ (201,961)		$4,831,409

CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock outstanding	$ 720,872	$ 100,000	$ (5,500)	c	$ 802,764
			(12,608)	d
Accumulated other comprehensive income (loss)	(88,914)	1,037	(1,037)	d	(88,914)
Retained earnings (deficit)	569,890	(135,194)	135,194	d	569,890
Total common stockholders' equity	1,201,848	(34,157)	116,049		1,283,740
Cumulative preferred stock of subsidiary and
cumulative preferred stock, redeemable	11,529	194,655	(194,655)	b	11,529
Long-term debt	1,231,251	800,049	(110,531)	a	1,745,769
			(275,000)	b
			100,000	c
Total capitalization	2,444,628	960,547	(364,137)		3,041,038

Current liabilities:
Accounts payable	97,786	33,472	(4,043)	e	161,123
			33,908	d
Accrued expenses and other liabilities	164,571	26,581	(438)	a	185,640
			(14,094)	b
			9,020	d
Short-term debt	21,800	1,125	370,000	b	174,105
			(218,820)	f
Total current liabilities	284,157	61,178	175,533		520,868

Deferred credits:
Accumulated deferred income tax and tax credits	319,049	126,158	(24,332)	d	420,875
Regulatory liabilities	330,202	37,890	-		368,092
Other deferred credits	398,434	71,127	5,475	d	480,536
			5,500	c
Total deferred credits	1,047,685	235,175	(13,357)		1,269,503

Commitments and Contingencies	-	-	-		-
	$3,776,470	$1,256,900	$ (201,961)		$4,831,409

The accompanying notes are an integral part of these pro forma financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(Unaudited)

	PNMR	TNP	Pro Forma		PNMR As
	Historical	Historical	Adjustments		Adjusted
	(Note 1)	(Note 2)	(Note 5)		For TNP
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$ 264,134	$ 145,241	$ (16,340)	g	$ 393,277
			242	i
Gas	165,286	-	-		165,286
Other	237	-	-		237
Total operating revenues	429,657	145,241	(16,098)		558,800

Operating Expenses:
Cost of energy sold	249,164	96,816	(16,340)	g	334,621
			4,981	i
Administrative and general	41,048	16,520	-		57,568
Energy production costs	36,064	-	-		36,064
Depreciation and amortization	28,827	7,675	308	h	36,810
Transmission and distribution costs	14,089	5,167	-		19,256
Taxes, other than income taxes	8,871	7,405	-		16,276
Income taxes	13,776	(2,937)	(2)	j	10,837
Total operating expenses	391,839	130,646	(11,053)		511,432
Operating income	37,818	14,595	(5,045)		47,368

Other Income and Deductions:
Other income	13,010	1,056	-		14,066
Other deductions	(3,107)	(74)	-		(3,181)
Carrying charges on regulatory assets	-	(2,801)	-		(2,801)
Income tax expense	(3,499)	(342)	-		(3,841)
Net other income and deductions	6,404	(2,161)	-		4,243
Earnings before interest charges	44,222	12,434	(5,045)		51,611

Interest Charges	13,581	16,754	4,934	k	25,878
			(9,391)	l

Preferred Stock Dividend
Requirements	132	6,778	(6,778)	m	132

Net Earnings	$ 30,509	$ (11,098)	$ 6,190		$ 25,601

Net Earnings per Common Share:

Basic	$ 0.50				$ 0.37
Diluted	$ 0.50				$ 0.37

Average Common Shares Outstanding	60,551				68,787

Average Common and Common
Equivalent Shares Outstanding	61,509				69,745

The accompanying notes are an integral part of these pro forma financial statements.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2004
(Unaudited)

	PNMR	TNP	Pro Forma		PNMR As
	Historical	Historical	Adjustments		Adjusted
	(Note 1)	(Note 2)	(Note 5)		For TNP
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$1,113,046	$ 718,880	$ (39,530)	g	$1,794,934
			2,538	i
Gas	490,921	-	-		490,921
Other	825	-	-		825
Total operating revenues	1,604,792	718,880	(36,992)		2,286,680

Operating Expenses:
Cost of energy sold	945,309	456,983	(39,530)	g	1,358,422
			(4,340)	i
Administrative and general	168,095	74,093	-		242,188
Energy production costs	146,153	-	-		146,153
Depreciation and amortization	102,221	30,103	1,233	h	133,557
Transmission and distribution costs	59,447	19,319	-		78,766
Taxes, other than income taxes	34,607	29,166	-		63,773
Income taxes	36,062	27,662	7,636	j	71,360
Total operating expenses	1,491,894	637,326	(35,001)		2,094,219
Operating income	112,898	81,554	(1,991)		192,461

Other Income and Deductions:
Other income	48,070	2,418	-		50,488
Other deductions	(8,150)	(544)	-		(8,694)
Carrying charges on regulatory assets	-	32,006	-		32,006
Income tax expense	(13,185)	(655)	-		(13,840)
Net other income and deductions	26,735	33,225	-		59,960
Earnings before interest charges	139,633	114,779	(1,991)		252,421

Interest Charges	51,375	67,207	22,882	k	104,284
			(37,180)	l

Preferred Stock Dividend
Requirements	572	25,339	(25,339)	m	572

Net Earnings	$ 87,686	$ 22,233	$ 37,646		$ 147,565

Net Earnings per Common Share:

Basic	$ 1.45				$ 2.15
Diluted	$ 1.43				$ 2.12

Average Common Shares
Outstanding	60,414				68,650

Average Common and Common
Equivalent Shares Outstanding	61,340				69,576

The accompanying notes are an integral part of these pro forma financial statements.

 PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

(1)          PNMR Basis of Presentation

          Historical financial information for PNMR as of and for the three months ended March 31, 2005, and the year ended December 31, 2004, has been derived from PNMR's historical financial statements.

(2)          TNP Basis of Presentation

          Historical financial information for TNP as of and for the three months ended March 31, 2005, and the year ended December 31, 2004, has been derived from TNP's historical financial statements.  Certain reclassifications have been made to the historical TNP financial statements to conform to the presentation used in PNMR's historical financial statements.  Such reclassifications had no effect on TNP's previously reported income (loss) applicable to common stock.

         During the year ended December 31, 2004, TNP recorded $32.0 million of other income for carrying charges associated with stranded costs.  This income resulted primarily from a June 2004 Texas Supreme Court ruling that addressed recovery of carrying charges on recoverable stranded costs back to January 1, 2002.  The $32.0 million in other income is not reflective of amounts that will be included in TNP's results of operations on an ongoing basis.

(3)          TNP Acquisition

 On June 6, 2005, PNMR completed the acquisition of TNP.  Prior to the consummation of the acquisition, TNP was a privately-owned holding company based in Forth Worth, Texas.  TNP's principal subsidiaries are Texas-New Mexico Power Company ("TNMP"), a regulated utility operating in Texas and New Mexico, and First Choice Power ("First Choice"), a certified retail electric provider operating in Texas.

PNMR acquired all the outstanding common shares of TNP for approximately $87.6 million in cash and 4,326,336 shares of PNMR common stock based on a price of $20.20 per PNMR common share.  The following tables set forth the pro forma purchase price and the preliminary allocation of the purchase price.

(In thousands)
Cash consideration paid at closing	$ 87,598
Value of stock consideration issued at closing	87,392
Fair value of TNP debt and liabilities assumed	807,539
Fair value of TNP Preferred Stock	194,655
Estimated transaction costs and expenses	60,242
Pro forma purchase price	$1,237,426

The pro forma purchase price is based on an estimated purchase price in accordance with the Stock Purchase Agreement, dated as of July 24, 2004 by and between PNMR and SW Acquisition, L.P. (the "Agreement").  The final purchase price will be determined under a specified adjustment mechanism.  PNMR has 45 days following the closing to propose a final purchase price.  The end of the 45-day period was on July 21, 2005, and PNMR proposed a final purchase price on that date which would reflect a reduction in the purchase price.  Under the Agreement, the seller now has an

 PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

opportunity to contest the proposed final purchase price, and there is a dispute mechanism for resolving disputes regarding the final purchase price.

The preliminary allocation of the pro forma purchase price is as follows:

(In thousands)
Utility plant	$ 576,468
Goodwill and other intangible assets	542,845
Other, net	118,113
$1,237,426

The preliminary purchase price allocation used for the purpose of this pro forma financial information is based on TNP's estimated fair value of assets and liabilities at March 31, 2005.  The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management and will be completed within one year from the acquisition date.

(4)          Pro Forma Balance Sheet Adjustments

 Following are brief descriptions of the pro forma adjustments to the balance sheet to reflect the acquisition of TNP by PNMR.

a.    Records the repayment in full of all amounts due under the TNP Credit Agreement.

b.    Records the redemption of TNP's Preferred Stock and Senior Notes.

c.    Records additional borrowings incurred to fund the acquisition and deferred financing costs incurred to borrow those funds.

d.    Records the acquisition, for approximately $87.6 million in cash and 4,326,336 shares of PNMR common stock based on a price of $20.20 per PNMR common share, of 100% of the equity of TNP and reflects as goodwill and other intangible assets the excess of the purchase price over the estimated fair value of net tangible assets acquired and liabilities assumed.

e.     Records the elimination of accounts payable and accounts receivable between PNMR's subsidiary, Public Service Company of New Mexico ("PNM") and TNMP.

f.     Records the repayment of additional borrowings of short-term debt with cash from TNP and with proceeds from long-term debt.

(5)          Pro Forma Statements of Income Adjustments

Following are brief descriptions of the pro forma adjustments to the statements of income to reflect the acquisition of TNP by PNMR.

 PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

As part of the acquisition, PNMR acquired a contractual obligation to purchase power.  In comparing the pricing terms of the contractual obligation against the forward price of electricity in the relevant market, PNMR concluded that the contract was above market.  In accordance with Statement of Accounting Financial Standards No. 141, as amended, "Business Combinations," the contract was recorded at fair value and a deferred liability that will be amortized as a reduction in cost of energy over approximately three years was established.  The amortization matches the difference between the forward price curve and the contractual obligation for each month in accordance with the contract as of the acquisition date.

PNMR also acquired a contractual obligation to sell power to certain commercial and industrial customers.  The valuation was based on the difference between the current market rates charged by the Company compared to the contractual rate embedded in the customer agreement.  As a result of the analysis, the Company determined that its rates for these contractual customers are below market rates and recorded a deferred liability that will be amortized into revenues over the contract life, or approximately three years.  The amortization matches the difference between the retail market rate and the contractual obligation for each month as of the date of acquisition.

As part of the overall valuation of First Choice, PNMR determined that it had an intangible asset associated with the customer list purchased as part of the acquisition.  This intangible asset will be amortized on a straight-line basis over eight years.  The other intangible asset acquired in the acquisition of TNP is anticipated to have an indefinite life, and therefore, will be a non-amortizing asset.  Estimated useful lives and amortization periods of property and equipment will be determined as part of the final purchase price allocation and adjusted accordingly.  TNP's largest subsidiary, TNMP, is a regulated utility, therefore, the valuation of the majority of the assets and liabilities will be determined within the context of Statement of Accounting Financial Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," and will not change significantly from their currently reported values.

The unaudited pro forma condensed combined financial statements do not reflect any synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations.  For the six months ended June 30, 2005, PNMR incurred such acquisition-related costs of approximately $6.7 million.

The computation of pro forma earnings per share includes the effect of 4,326,336 shares of PNMR common stock issued upon acquisition and 3,910,000 shares of PNMR common stock issued on March 30, 2005, as if they were issued on January 1, 2004.

g.     Records the elimination of operating revenues and cost of energy for transactions between PNM and TNMP.

h.     Records amortization of the acquired customer list, discussed above, with an estimated life of eight years.

i.      Records amortization of estimated deferred liabilities, discussed above, with estimated contract lives of three years.

 PNM RESOURCES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

j.     Records the estimated tax effect of the pro forma adjustments.  The estimated tax effect of the amortization of the intangible asset and deferred liabilities was calculated using PNMR's federal statutory rate of 35.0%.  The tax estimated tax effect of all other items was calculated using PNMR's federal and state statutory rate of 39.59%.

k.    Reflects increase in interest expense comprised of incremental borrowings incurred by PNMR to fund the acquisition, including transaction costs and amortization of deferred finance charges.  The pro forma interest expense arising from the incremental borrowings has been computed using the stated rate of 4.80% on approximately  $247.3 million of senior notes, an assumed rate of one month LIBOR plus 75 basis points on approximately $150.0 million of commercial paper short-term notes under the PNMR commercial paper program, and an assumed rate of 4.80% on approximately $100.0 million of senior notes.  Pro forma interest expense also includes quarterly contract adjustment payments computed using a stated and an assumed rate of 1.95%.

l.     Reflects reduction in interest expense, including amortization of deferred finance charges, to reflect the repayment in full of all amounts due under TNP's  $112.5 million Credit Agreement, which had an interest rate of approximately 7.5%, and redemption of TNP's 10.25% Senior Notes, using funds described in above in entry "k."

m.   Reflects reduction in dividend requirements to reflect the redemption of TNP's 14 1/2% Preferred Stock, using funds described above in entry "k."